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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2002, in the Registration Statement (Form S-1, No. 33-64945) and the related Prospectuses of John Hancock Variable Life Insurance Company related to the Declaration product, the Revolution Access product, the Revolution Value product, the Revolution Extra product and the Patriot Variable Annuity product.

                                                /s/ ERNST & YOUNG LLP



Boston, Massachusetts
April 12, 2002